February 1, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE MEMBERS MEETING TO BE HELD ON MARCH 15, 2013.

Dear Member of Southwest Iowa Renewable Energy, LLC:

Internet Availability:

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2013 Annual Meeting of Members are available on the internet.  This communication presents only an overview of the more complete proxy materials that are available on the internet or by mail (upon request).  We encourage you to access and review all of the important information contained in the proxy materials before voting.  In addition, we will separately mail to you the proxy card.  Under applicable rules, we must wait 10 days before sending the proxy card to you.

The proxy statement, proxy card and the 2012 annual report to Members are available at www.sireethanol.com in the “Investor Relations” section. If you would like to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before March 1, 2013 to facilitate timely delivery.

Notice of Annual Meeting:

The 2013 Annual Meeting of Members (the “2013 Annual Meeting”) will be held on Friday, March 15, 2013, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.  Only members who own Series A, B and C Units as of January 18, 2013 (the “Record Date”) are entitled to notice of, and to vote at (if appropriate), the meeting and any adjournment thereof.  If you attend the 2013 Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card. This Notice also constitutes notice to members for the 2013 Annual Meeting as required under our Third Amended and Restated Operating Agreement.

Proposals to be voted on at the 2013 Annual Meeting are listed below:

1.	The Series A Members are to elect one Series A Director to serve until the 2017 Annual Member Meeting or until his successor shall be elected and qualified;	3.	To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation; and
2.	To conduct an advisory vote on executive compensation;	4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR the Series A Director nominee, FOR proposal 2 and for THREE YEARS on proposal 3.

Instructions:

You may access the following proxy materials at www.sireethanol.com :

☑	Notice of the 2013 Annual Meeting	☑	The Company’s 2013 Proxy Statement
☑	The Company’s 2012 Annual Report	☑	A proxy card for the 2013 Annual Meeting

You may access your proxy materials and proxy card online by visiting www.sireethanol.com  and clicking on the “Investor Relations” tab.  Once you have carefully reviewed all of the proxy materials, please print off the proxy card, execute it and mail it to us at Southwest Iowa Renewable Energy, LLC, ATTN: Investor Relations, 10868 189th Street, Council Bluffs, Iowa 51503.  You do not need to provide any personal information to print off a proxy card—but you will need to provide enough information on the proxy card to allow us to verify your unit ownership in order for your vote to be counted.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to proxy@sireethanol.com, calling (877) 776-5999, or by making a request at www.sireethanol.com by clicking on the “Contact Us” tab and sending the request in the electronic form provided.  You have the opportunity to make a request to receive paper copies for all future meetings or only for the 2013 Annual Meeting.  Unit Holders as of the Record Date are encouraged and cordially invited to attend the 2013 Annual Meeting.

Map directions to the 2013 Annual Meeting can be found at www.sireethanol.com.

NOTICE OF 2013 ANNUAL MEETING OF MEMBERS to be held on March 15, 2013

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Members of our Company (the “2013 Annual Meeting”) will be held on Friday, March 15, 2013, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.  The purposes of the meeting are to:

(1)  Elect one Series A Director to serve until the 2017 Annual Meeting of Members or until his successor shall be elected and qualified;

(2)      Conduct an advisory vote on executive compensation;

(3)  Conduct an advisory vote on the frequency of holding future advisory votes on executive compensation; and

(4)  To transact such other business as may properly come before the meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on January 18, 2013 as the record date for determining the members entitled to notice of and to vote at the 2013 Annual Meeting and any adjournment thereof.  Holders of our Series A, B and C Units are entitled to vote at the 2013 Annual Meeting on the basis of one vote for each unit held, though only the holders of Series A Units may vote to elect the Series A Director nominated for election at the 2013 Annual Meeting.  Directions to the 2013 Annual Meeting location may be found at www.sireethanol.com.

Your vote is very important and our Board of Directors desires that all members be present or represented at the 2013 Annual Meeting.  Even if you plan to attend in person, please date, sign and return the proxy card located on our website at www.sireethanol.com or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted.  If you do attend the meeting in March, you retain the right to vote even though you mailed the enclosed proxy card.  The proxy card must be signed by each registered member exactly as set forth on the proxy card.

By Order of the Board of Directors

/s/ Theodore V. Bauer
Theodore V. Bauer,
Secretary

Council Bluffs, Iowa
February 1, 2013